Exhibit 99.1

www.smurfitwestrock.com

Smurfit Westrock Reports Second Quarter 2026 Results

July 29, 2026 – Smurfit Westrock plc (NYSE: SW) today announced the financial results for the second quarter ended June 30, 2026.

Key Points:

•	Net Sales of $8,031 million
•	Net Income of $88 million, with a Net Income Margin of 1.1%
•	Adjusted EBITDA[1] of $1,140 million, with an Adjusted EBITDA Margin[1] of 14.2%
•	Net Cash Provided by Operating Activities of $765 million
•	Quarterly dividend of $0.4523 per ordinary share

Smurfit Westrock plc’s performance for the three months ended June 30, 2026 and 2025 (in millions, except margins and per share data):

	Three months ended June 30,
	2026	2025
Net Sales	$8,031	$7,940
Net Income (Loss)	$88	$(26)
Net Income (Loss) Margin	1.1%	(0.3)%
Adjusted EBITDA[1]	$1,140	$1,213
Adjusted EBITDA Margin[1]	14.2%	15.3%
Net Cash Provided by Operating Activities	$765	$829
Basic EPS	$0.17	$(0.05)
Adjusted Basic EPS[1]	$0.35	$0.44

Tony Smurfit, President and CEO, commented:

“I am pleased to report a strong second quarter performance with Adjusted EBITDA¹ of $1,140 million and an Adjusted EBITDA Margin¹ of 14.2%. The quarter was impacted by significantly higher input costs, particularly freight, which we managed to mitigate through our actions. Positively, demand for paper remained strong throughout the quarter with a generally excellent supply/demand backdrop. As always, we fully expect to recover input cost inflation through the second half of the year and beyond.

“In the two years since the formation of Smurfit Westrock, we have driven a significant cultural and operational shift in our business. I have always believed that our strongest differentiators are the commitment and dedication of our people and the strength of our culture. As we target an accelerated path to growth through our Medium-Term Plan, I am excited that we have an excellent team which will realize Smurfit Westrock’s true potential.

“Our North American region continues to make significant operational and commercial progress. Our team is progressively implementing our owner operator model and improving operating efficiency. Pricing initiatives have been implemented to recover increased input costs across practically all paper grades, and we are beginning to see the benefits from our commercial approach in our converting businesses. As we begin the third quarter, our mill system is generally running full with strong order books and an improving outlook for our converting operations.

“Our EMEA and APAC region continues to outperform. This region is exceptionally well positioned and our actions on improving productivity and providing superior service and innovation for customers is gaining significant new business for us. While certain input costs are continuing to rise, these are being recovered with the customary lag.

“Our Latin American region delivered another excellent performance as a result of our strong market positions and continuing benefits from our investment programs. We see significant growth opportunities, and we are well positioned to develop this region through both internal investment and acquisition.

“In April we hosted over 200 global customers at our flagship innovation packaging event. I am very proud that we continue to be recognized by customers across all regions with numerous awards received for our approach towards innovation, sustainability and service. We continuously transfer best practice, operating excellence and innovation across markets, regions and continents for the benefit of our customers.

1 Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic EPS are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for discussion and reconciliation of these measures to the most comparable GAAP measures.

“We also continued to optimize our system with a mill closure in the UK and are in the process of closing a further 8 facilities in our converting business in both Europe and the North American region.

"Looking ahead, we are very encouraged by the current market back drop and the significant improvements we have made within our business. With input costs remaining elevated, especially freight, we currently expect third quarter Adjusted EBITDA2 to be approximately $1.3 billion and for the full year Adjusted EBITDA2 we expect to be in the range of $4.9 billion to $5.1 billion with good momentum through the latter half of 2026 and beyond.

Dividend

Smurfit Westrock plc announced today that its Board approved a quarterly dividend of $0.4523 per share on its ordinary shares. The quarterly dividend of $0.4523 per ordinary share is payable on September 10, 2026 to shareholders of record at the close of business on August 14, 2026.

Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 12:30 PM BST to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, outlooks and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc (re-registered as Smurfit Kappa Group Limited) (“Smurfit Kappa”) and WestRock Company (“WestRock”) (the “Combination”) (including, but not limited to, synergies, as well as our scale, geographic reach and product portfolio), our medium-term plan, demand outlook, operating environment and the impact of announced closures and additional economic downtime and any other statements regarding Smurfit Westrock's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance.

2 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from plans, estimates or expectations include: our ability to deliver on our medium-term plan; changes in demand environment; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the U.S. federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake or other weather-event, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with the Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or other administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a U.S. corporation or be subject to certain unfavorable U.S. federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 96,000 employees across 40 countries.

Contact

Ciarán Potts	FTI Consulting
Smurfit Westrock
T: +353 1 202 71 27	T: +353 1 765 0800
E: ir@smurfitwestrock.com	E: smurfitwestrock@fticonsulting.com

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales	$8,031	$7,940	$15,743	$15,596
Cost of goods sold	(6,632)	(6,425)	(13,076)	(12,504)
Gross profit	1,399	1,515	2,667	3,092
Selling, general and administrative expenses	(970)	(963)	(1,931)	(1,936)
Impairment and restructuring costs	(119)	(280)	(173)	(295)
Transaction and integration-related expenses associated with the Combination	(1)	(21)	(1)	(57)
Operating profit	309	251	562	804
Interest expense, net	(179)	(182)	(345)	(349)
Pension and other postretirement non-service income, net	10	7	18	16
Other expense, net	(12)	(18)	(23)	(23)
Income before income taxes	128	58	212	448
Income tax expense	(40)	(84)	(61)	(92)
Net income (loss)	88	(26)	151	356
Net loss (income) attributable to noncontrolling interests	1	(2)	3	—
Net income (loss) attributable to common shareholders	$89	$(28)	$154	$356
Basic earnings (loss) per share attributable to common shareholders	$0.17	$(0.05)	$0.29	$0.68
Diluted earnings (loss) per share attributable to common shareholders	$0.17	$(0.05)	$0.29	0.68

Segment Information

We report our financial results of operations in the following three reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
i.	Europe, the Middle East and Africa (“MEA” and together with Europe, “EMEA”) and Asia-Pacific (“APAC”).
ii.	Latin America (“LATAM”), which includes operations in Central America and the Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Financial information by segment is summarized below (in millions, except margins).

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net sales (unaffiliated customers)
North America	$4,656	$4,652	$9,063	$9,230
Europe, MEA and APAC	2,816	2,773	5,581	5,349
LATAM	559	515	1,099	1,017
Total	$8,031	$7,940	$15,743	$15,596

Add net sales (intersegment)
North America	$87	$103	$182	$194
Europe, MEA and APAC	10	5	16	11
LATAM	—	3	—	14
Total	$97	$111	$198	$219

Net sales (aggregate)
North America	$4,743	$4,755	$9,245	$9,424
Europe, MEA and APAC	2,826	2,778	5,597	5,360
LATAM	559	518	1,099	1,031
Total	$8,128	$8,051	$15,941	$15,815

Adjusted EBITDA
North America	$704	$752	$1,301	$1,537
Europe, MEA and APAC	380	372	801	761
LATAM	124	123	233	238
Total	$1,208	$1,247	$2,335	$2,536

Adjusted EBITDA Margin[3]
North America	14.8%	15.8%	14.1%	16.3%
Europe, MEA and APAC	13.4%	13.4%	14.3%	14.2%
LATAM	22.2%	23.7%	21.2%	23.1%

3 Adjusted EBITDA / Net sales (aggregate)

Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $1 million and $3 million at June 30, 2026 and December 31, 2025, respectively)	$677	$892
Accounts receivable, net (amounts related to consolidated variable interest entities of $860 million and $876 million at June 30, 2026 and December 31, 2025, respectively)	4,922	4,268
Inventories	3,612	3,693
Other current assets	1,607	1,586
Total current assets	10,818	10,439
Property, plant and equipment, net	22,672	23,232
Goodwill	7,175	7,218
Intangibles, net	1,021	1,059
Prepaid pension asset	677	616
Other non-current assets (amounts related to consolidated variable interest entities of $394 million and $393 million at June 30, 2026 and December 31, 2025, respectively)	2,838	2,593
Total assets	$45,201	$45,157

Liabilities and Equity
Current liabilities:
Accounts payable	$3,467	$3,597
Accrued expenses	651	601
Accrued compensation and benefits	820	997
Current portion of debt	931	346
Other current liabilities	1,607	1,523
Total current liabilities	7,476	7,064
Non-current debt due after one year (amounts related to consolidated variable interest entities of $366 million and $376 million at June 30, 2026 and December 31, 2025, respectively)	13,233	13,427
Deferred tax liabilities	3,365	3,297
Pension liabilities and other postretirement benefits, net of current portion	672	697
Other non-current liabilities (amounts related to consolidated variable interest entities of $336 million and $335 million at June 30, 2026 and December 31, 2025, respectively)	2,395	2,318
Total liabilities	27,141	26,803

Equity:
Preferred stock, $0.001 par value; 500,000,000 shares authorized; 10,000 shares outstanding	—	—
Common stock, $0.001 par value; 9,500,000,000 shares authorized; 524,522,908 and 522,310,486 shares outstanding at June 30, 2026 and December 31, 2025, respectively	1	1
Treasury stock, at cost; 706,129 and 1,449,320 common stock at June 30, 2026, and December 31, 2025, respectively	(34)	(64)
Capital in excess of par value	16,125	16,083
Accumulated other comprehensive loss	(299)	(348)
Retained earnings	2,243	2,655
Total shareholders’ equity	18,036	18,327
Noncontrolling interests	24	27
Total equity	18,060	18,354
Total liabilities and equity	$45,201	$45,157

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating activities:
Net income (loss)	$88	$(26)	$151	$356
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	678	613	1,406	1,216
Impairment of assets	72	184	107	184
Cash surrender value increase in excess of premiums paid	(21)	(15)	(25)	(20)
Share-based compensation expense	27	36	55	79
Deferred income tax benefit	(69)	(98)	(105)	(127)
Pension and other postretirement funding more than cost	(32)	(36)	(59)	(59)
Other	2	5	(1)	6
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(268)	(92)	(666)	(434)
Inventories	(28)	7	73	(55)
Other assets	72	—	24	(47)
Accounts payable	139	82	95	(35)
Income taxes	(1)	79	(49)	9
Accrued liabilities and other	106	90	(37)	(9)
Net cash provided by operating activities	765	829	969	1,064
Investing activities:
Capital expenditures	(465)	(522)	(1,089)	(999)
Cash paid for purchase of businesses, net of cash acquired	(1)	(1)	(19)	(5)
Proceeds from corporate owned life insurance	8	3	11	3
Proceeds from sale of property, plant and equipment	10	—	19	—
Other	—	—	3	5
Net cash used for investing activities	(448)	(520)	(1,075)	(996)
Financing activities:
Additions to debt	—	203	48	498
Repayments of debt	(19)	(56)	(48)	(121)
Debt issuance costs	(1)	(1)	(4)	(6)
Changes in commercial paper, net	(61)	(264)	446	(18)
Other debt additions (repayments), net	15	(2)	20	(18)
Repayments of finance lease liabilities	(13)	(7)	(27)	(23)
Proceeds from re-issuance of shares from treasury stock	—	—	14	—
Tax paid in connection with shares withheld from employees	(2)	(3)	(85)	(67)
Cash dividends paid to shareholders	(237)	(225)	(474)	(450)
Other	—	—	1	1
Net cash used for financing activities	(318)	(355)	(109)	(204)
Effect of exchange rate changes on cash and cash equivalents	4	27	—	59
Increase (decrease) in cash and cash equivalents	3	(19)	(215)	(77)
Cash and cash equivalents at beginning of period	674	797	892	855
Cash and cash equivalents at end of period	$677	$778	$677	$778

Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of Directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDA Margin” and “Adjusted Basic Earnings Per Share” (referred to as “Adjusted Basic EPS”). We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Basic EPS”. Management believes this measure provides Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because it excludes impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock and its Board of Directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measure to Adjusted Basic EPS is Basic earnings (loss) per share attributable to common shareholders (referred to as “Basic EPS”).

Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net Income (Loss) and Net Income (Loss) Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$88	$(26)	$151	$356
Income tax expense	40	84	61	92
Depreciation, depletion and amortization	678	613	1,406	1,216
Impairment and restructuring costs	119	280	173	295
Transaction and integration-related expenses associated with the Combination	1	21	1	57
Interest expense, net	179	182	345	349
Pension and other postretirement non-service income, net	(10)	(7)	(18)	(16)
Share-based compensation expense	27	36	55	79
Other expense, net	12	18	23	23
Other adjustments	6	12	19	14
Adjusted EBITDA	$1,140	$1,213	$2,216	$2,465

Net Sales	$8,031	$7,940	$15,743	$15,596
Net Income (Loss) Margin[4]	1.1%	(0.3)%	1.0%	2.3%
Adjusted EBITDA Margin[5]	14.2%	15.3%	14.1%	15.8%

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Basic EPS to Basic EPS, the most directly comparable GAAP measure for the periods indicated.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Basic EPS	$0.17	$(0.05)	$0.29	$0.68
Impairment and restructuring costs	0.23	0.53	0.32	0.56
Accelerated depreciation related to machine closures	—	—	0.14	—
Transaction and integration-related expenses associated with the Combination	—	0.04	—	0.11
Other adjustments	0.01	0.02	0.05	0.03
Income tax on above items	(0.06)	(0.10)	(0.11)	(0.26)
Adjusted Basic EPS	$0.35	$0.44	$0.69	$1.12

4 Net Income (Loss) / Net Sales

5 Adjusted EBITDA / Net Sales